EXHIBIT 24

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Annual Report on Form 10KSB of our report dated March 31, 2006, relating to the financial statements of Technol Fuel Conditioners, Inc. dba Allied Syndications, Inc.

/s/ Jewett, Schwartz & Associates

Hollywood, Florida
May 23, 2006